FORM 8-K


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934

      Date of Report (Date of earliest event reported): December 27, 2002
                                                        -----------------

                                 EMB Corporation
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             (Exact name of registrant as specified in its charter.)


                                     Hawaii
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                    (State of incorporation or organization)


         000-28918                                         95-3811580
         ---------                                         ----------
  (Commission File Number)                  (I.R.S. Employee Identification No.)

                  24 Corporate Plaza, #100, Newport Beach, CA
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                    (Address of principal executive offices)

                                      92660
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                                   (Zip Code)

Registrant's telephone number, including area code:         (949) 717-0628
                                                    ----------------------------


              5075 Warner Ave. Suite B, Huntington Beach, CA. 92649
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          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant

     N/A

Item 2.  Acquisition or Disposition of Assets

     1. The Transaction
        ---------------

     Recession of Saddleback Investment Services, Inc.

     Pursuant to an Amended and Restated Purchase Agreement dated September 21, 2001 (the "Amended and Restated Purchase Agreement"), the Registrant, on July 24, 2001, closed a transaction whereby it acquired all of the issued and outstanding shares of capital stock of Saddleback Investment Services, Inc. a California corporation ("Saddleback") from William R. Parker ("Parker"), its sole shareholder. In consideration of the Registrant's purchase and receipt of delivery of the Saddleback shares from Parker, the
     Registrant:

          o Issued to Parker 5,000,000 shares of the Registrant's restricted common stock (the "EMB Shares"); and

          o Delivered to Parker the Registrant's secured promissory note due March 1, 2003 (the "Note"), payable to Parker in the initial principal amount of $100,000.000 and bearing interest at the rate of six percent (6%) per annum.

     In connection with the Registrant's purchase of the Saddleback shares, the Registrant also issued to Saddleback 500,000 shares of the Registrant's restricted Series E Convertible Preferred Stock and Saddleback issued to the Registrant 100,000 shares of Saddleback's restricted Series A Convertible Preferred Stock.

     Through an Amended and Restated Security Agreement between the Registrant and Parker (the "Security Agreement"), the Registrant secured its obligations under the Note with (a) the saddleback shares that were the subject of the Amended and Restated Purchase Agreement and (b) the Saddleback preferred shares the Saddleback had issued to it.

     Among the provisions of the Amended and Restated Purchase Agreement is
     Section 2.2 (e), which required the Registrant to issue addition also common stock of EMB to Parker based upon the market value of the EMB shares on September 1, 2002.

     On November 5, 2002, the Registrant received correspondence from Parker (the "November 5 Letter") demanding that the Registrant cure an alleged default of Section 2. 2(e) of the Amended and Restated Purchase Agreement by providing evidence to Parker of the ability of the Registrant to meet the requirements of Section 2.2 (e). Parker requested that the Registrant provide evidence of such ability within 1 day, or on or before November 8, 2002. Parker further stated that the failure of the Registrant to respond to this request would necessitate Parker declaring a unilateral rescission of the Amended and Restated Purchase Agreement.

     In response to the November 5 Letter, the Registrant, on November 8, 2002, advised Parker and Saddleback in writing (the "November 8 Letter") that the Registrant would be unable to meet the requirements of Section 2.2 (e) and that the Registrant would agree to a mutual rescission of the Amended and Restated Purchase Agreement. The November 8 Letter went on to state that the Registrant would execute a rescission and mutual release agreement on or before November 12, 2002.

     On November 12, 2002, the Registrant, Parker and Saddleback entered into a letter agreement (the "November 12 Letter Agreement") that, among other things, mutually rescinded the Amended and Restated Purchase Agreement and provided for mutual release of each other. The November 12 Letter Agreement also provided for the return of all common and preferred stock issued or delivered in connection with the Amended and Restated Purchase to the respective issuing or delivering entity, cancellation of the Note and Amended and Restated Security Agreement, and the resignation of William R. Parker as a director of the Registrant.

Item 3.  Bankruptcy or Receivership

     N/A

Item 4.  Changes in Registrant's Certifying Accountant

     N/A

Item 5.  Other Events

     The Registrant has engaged the services of the 21st Century Beneficial Trust, B.T., of Las Vegas, Nevada, to distribute to the Registrant's shareholders of record as of May 31, 2000, the 7,500,000 shares of common stock of Anza Capital Corporation (formerly e-net Financial.com Corporation) that the Registrant acquired for the benefit of its shareholders.

     The Registrant has no nonpublic information to be disclosed by Regulation
     FD.

Item 6.  Resignation of Registrant's Directors

     On December 20, 2002, Mr. Jon L. Lawver has been elected to fill the vacancy of Ms. Ann Peterson, who is deceased.

     Mr. James E. Shipley has resigned effective December 27, 2002.

Item 7.  Financial Statements and Exhibits

     a. Financial Statements
        --------------------

              None

     b. Exhibits
        --------

        99.12 Letter dated November 5, 2002 from William R. Parker to EMB Corporation.

        99.13 Letter dated November 8, 2002 from EMB Corporation to William R. Parker and Saddleback Investment Services, Inc.

        99.14   Letter Agreement dated November 12, 2002 by and among
                EMB Corporation, William R. Parker and Saddleback Investment Services Inc.

        99.15   Resignation Letter of James E. Shipley

Item 8.  Change in Registrant's Fiscal Year

     N/A


                                    SIGNATURE



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 30, 2002                       EMB Corporation

                                               /s/  J. L. Lawver
                                               ---------------------------------
                                                    J. L. Lawver, Secretary


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